Exhibit 10.2

COLLEGIUM PHARMACEUTICAL, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose.

The Collegium Pharmaceutical, Inc. 2015 Employee Stock Purchase Plan (the “Plan”) is intended to encourage and facilitate the purchase of Shares of the common stock of Collegium Pharmaceutical, Inc. (the “Company”) by employees of the Company, thereby providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company.  It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.                                      Definitions.

(a)                                 “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Business Day” means a day on which national stock exchanges are open for trading.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the Committee appointed pursuant to Section 14 of the Plan.

(f)                                   “Company” means Collegium Pharmaceutical, Inc.

(g)                                  “Compensation” means the regular base salary paid to a Participant by the Company during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of section 401(k) of the Code or any cafeteria benefit program that meets the requirements of section 125 of the Code, now or hereafter established by the Company. The following items of compensation shall not be included in Compensation: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than contributions subject to sections 401(k) and 125 of the Code) made on the Participant’s behalf by the Company under any employee benefit or welfare plan now or hereafter established.

(h)                                 “Election Form” means the form acceptable to the Committee which an Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan or to decrease or discontinue Payroll Deductions during an Offering pursuant to Section 5(b) below.

(i)                                     “Eligible Employee” means an Employee who meets the requirements for eligibility under Section 3 of the Plan.

(j)                                    “Employee” means any person, including an officer, whose wages and other salary is required to be reported by the Company on Internal Revenue Service Form W-2 for federal income tax purposes.

(k)                                 “Enrollment Date” means, with respect to a given Offering Period, a date established from time to time by the Committee or the Board, which shall not be later than the first day of such Offering Period.

(l)                                     “Fair Market Value” means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board, which determination shall be in accordance with the standards set forth in Treasury Regulation §1.421-1(e)(2) and shall be conclusive.

(m)                             “Five Percent Owner” means an Employee who, with respect to the Company, is described in Section 423(b) of the Code.

(n)                                 “Offering” means an offering of Shares to Eligible Employees pursuant to the Plan.

(o)                                 “Offering Commencement Date” means the first Business Day in an Offering Period as designated by the Board.

(p)                                 “Offering Period” means the period extending from an Offering Commencement Date through the immediately following Offering Termination Date.  Each Offering Period will be a six month period during which Payroll Deductions will be made and held for the purchase of Shares at the end of the Offering Period. The Board or the Committee may, at its discretion, choose a different Offering Period of not more than twelve (12) months for Offerings.

(q)                                 “Offering Termination Date” means the last Business Day in an Offering Period as designated by the Board, or the date of a Change in Control (as defined in the Company’s Amended and Restated 2014 Stock Incentive Plan), which occurs in an Offering Period.

(r)                                    “Participant” means an Employee who meets the requirements for eligibility under Section 3 of the Plan and who has timely delivered an Election Form to the Committee.

(s)                                   “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Section 5 of the Plan.

(t)                                    “Plan” means the Collegium Pharmaceutical, Inc. 2015 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(u)                                 “Plan Termination Date” means the earlier of: (1) the Offering Termination Date for the Offering in which the maximum number of Shares specified in Section 4 of the Plan have been issued pursuant to the Plan; (2) the date as of which the Board chooses to terminate the Plan as provided in Section 15 of the Plan; or (3) the date of a Change in Control.

(v)                                 “Shares” means shares of common stock of the Company, $0.001 par value per share.

(w)                               “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to whom the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(x)                                 “Termination Form” means the form acceptable to the Committee which an Employee shall use to withdraw from an Offering pursuant to Section 8 of the Plan.

3.                                      Eligibility and Participation.

(a)                                 Initial Eligibility.  Except as provided in Section 3(b) of the Plan, each individual who is an Employee on an Offering Commencement Date shall be eligible to participate in the Plan with respect to the Offering that commences on that date.

(b)                                 Ineligibility.  An Employee shall not be eligible to participate in the Plan if such Employee:

(1)                                 is a Five Percent Owner;

(2)                                 has not customarily worked more than 20 hours per week;

(3)                                 has not customarily worked more than 5 months in any calendar year;

(4)                                 has been employed with the Company for less than 21 days; or

(5)                                 is restricted from participating under Section 3(d) of the Plan.

(c)                                  Restrictions on Participation.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan if:

(1)                                 immediately after the grant, such Employee would be a Five Percent Owner; or

(2)                                 such option would permit such Employee’s rights to purchase stock under all employee stock purchase plans of the Company which meet the requirements of Section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to Section 423(b)(8) of the Code) for each calendar year in which such option is outstanding.

(d)                                 Commencement of Participation.  An Employee who meets the eligibility requirements of Sections 3(a) and 3(b) of the Plan as of an applicable Enrollment Date and whose participation is not restricted under Section 3(d) of the Plan shall become a Participant by completing an Election Form and filing it with the Committee on or before each applicable Enrollment Date.  Payroll Deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the immediately following Offering Termination Date, unless sooner terminated by the Participant pursuant to Section 8 of the Plan.  Notwithstanding the foregoing sentence, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d) of the Plan, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

4.                                      Shares Per Offering.

The Plan shall be implemented by a series of Offerings that shall terminate on the Plan Termination Date.  Offerings shall be made with respect to Compensation payable for each Offering Period occurring on or after adoption of the Plan by the Board and ending with the Plan Termination Date.  Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Section 10(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings.  If the total number of Shares for which options are exercised on any Offering Termination Date exceeds the maximum number of Shares available, the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.                                      Payroll Deductions.

(a)                                 Amount of Payroll Deductions.  An Eligible Employee who wishes to participate in the Plan shall file an Election Form (authorizing payroll deductions) with the Committee prior to the applicable Enrollment Date.  With respect to any Offering made under this Plan, a Participant may authorize a Payroll Deduction in any percentage amount (in whole percentages) up to a maximum of 15% of the Compensation he or she receives during the Offering Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

(b)                                 Participants’ Accounts.  All Payroll Deductions with respect to a Participant pursuant to Section 5(a) of the Plan shall commence on the first payroll following the Enrollment Date and shall end of the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 8.

All Payroll Deductions will be credited to the Participant’s Account under the Plan.  The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

(c)                                  Changes in Payroll Deductions During Offering Period.  A Participant may decrease (prospectively) or discontinue his or her Payroll Deduction once during any Offering Period, by filing either a written or electronic new Election Form.  However, a Participant may not increase his or her payroll deduction during an Offering Period.  If a Participant elects to discontinue his or her Payroll Deductions during an Offering Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Shares on the applicable exercise date.

6.                                      Granting of Options.

(a)                                 Number of Shares.  On each Offering Commencement Date and subject to Section 3(d) above, the Company will grant to each Participant an option to purchase on the Offering Termination Date at the applicable purchase price (the “Option Price”) up to that number of Shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the Fair Market Value on the Offering Commencement Date; provided, however, that the Committee may, in its discretion, set a fixed maximum number of Shares that each Participant may purchase per Offering Period which number may not be greater than the number of Shares determined by using the formula in this Section 6(a) and which number shall be subject to Section 3(d) above.

(b)                                 Option Price.  The Board or the Committee shall determine the Option Price for each Offering Period, including whether such Option Price shall be determined based on the lesser of the Fair Market Value on (i) the Offering Commencement Date or (ii) the Offering Termination Date, or shall be based solely on the Fair Market Value on the Offering Termination Date; provided, however, that such Option Price shall be at least 85% of the applicable Fair Market Value.  In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the Fair Market Value on (i) the Offering Commencement Date or (ii) the Offering Termination Date.

7.                                      Exercise of Options.

(a)                                 Automatic Exercise.  With respect to each Offering, a Participant’s option for the purchase of Shares granted pursuant to Section 6 of the Plan shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.  Notwithstanding the foregoing, upon the occurrence of a Plan Termination Date as described in Section 2(u)(3), all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants as soon as administratively practicable following such Plan Termination Date.

(b)                                 Fractional Shares and Minimum Number of Shares.  Fractional Shares shall not be issued under the Plan.  Amounts credited to an Account remaining after the application of such Account to the exercise of options for a minimum of one (1) full Share will be automatically refunded to the employee, without interest.

(c)                                  Transferability of Option.  No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant’s lifetime other than by the Participant.

(d)                                 Delivery of Certificates for Shares.  The Company shall deliver certificates for Shares acquired on the exercise of options during an Offering Period as soon as practicable following the Offering Termination Date.

8.                                      Withdrawals.

(a)                                 Withdrawal of Account.  A Participant may elect to withdraw the balance credited to the Participant’s Account by providing a Termination Form to the Committee at any time prior to the close of business on the twenty-first (21st) business day prior to the Offering Termination Date applicable to any Offering.  The Participant may not begin participation again during the remainder of the Offering Period during which the Participant withdrew his or her balance. The Participant may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

(b)                                 Amount of Withdrawal.  A Participant may withdraw all, but not less than all, of the amounts credited to the Participant’s Account by giving a Termination Form to the Committee.  All amounts credited to such Participant’s Account shall be paid as soon as practicable following the Committee’s receipt of the Participant’s Termination Form, and no further Payroll Deductions will be made with respect to the Participant for such Offering Period.

(c)                                  Termination of Employment. Upon termination of a Participant’s employment for any reason other than death, including termination due to disability, all amounts credited to such Participant’s Account shall be returned to the Participant.  In the event of a Participant’s (1) termination of employment due to death or (2) death after termination of employment but before the Participant’s Account has been returned, all amounts credited to such Participant’s Account shall be returned to the Participant’s Successor-in-Interest.

9.                                      Interest.

No interest shall be paid or allowed with respect to amounts paid into the Plan or credited to any Participant’s Account.

10.                               Shares.

(a)                                 Maximum Number of Shares.  No more than (i) 200,000 Shares; plus (ii) an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2016 and ending on December 31, 2025, equal to the least of (x) 400,000 Shares, (y) 1% of the outstanding Shares on such date or (z) an amount determined by the Board, may be issued under the Plan.  Such Shares shall be authorized but unissued or reacquired Shares of the Company, including Shares purchased on the open market.  The number of Shares available for any Offering and all Offerings shall be adjusted if the number of outstanding Shares of the Company is increased or reduced by split-up, reclassification, stock dividend or the like.  All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

(b)                                 Participant’s Interest in Shares.  A Participant shall have no interest in Shares subject to an option until such option has been exercised.

(c)                                  Registration of Shares.  Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

(d)                                 Restrictions on Exercise.  The Board may, in its discretion, require as conditions to the exercise of any option such conditions as it may deem necessary to assure that the exercise of options is in compliance with applicable securities laws.

11.                               Expenses.

The Company shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan, provided that the Company shall not be responsible for payment of any brokerage fees.  No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her contributions.

12.                               Taxes.

The Company shall have the right to withhold from each Participant’s Compensation an amount equal to all Federal, state, city or other taxes as the Company shall determine are required to be withheld by them in connection with the grant, exercise of the option or disposition of Shares.  In connection with such withholding, the Company may make any such arrangements as are consistent with the Plan as it may deem appropriate, including the right to withhold from Compensation paid to a Participant other than in connection with the Plan and the right to withdraw such amount from the amount standing to the credit of the Participant’s Account.

13.                               Plan and Contributions Not to Affect Employment.

The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Company.

14.                               Administration.

The Plan shall be administered by the Board, which may delegate responsibility for such administration to a committee of the Board (the “Committee”).  If the Board fails to appoint the Committee, any references in the Plan to the Committee shall be treated as references to the Board.  The Board, or the Committee, shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel.  The determinations of the Board or the Committee on the matters referred to in this paragraph shall be conclusive and binding upon all persons in interest.

15.                               Amendment and Termination.

The Board may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of a Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further, that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities or Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

16.                               Effective Date.

Subject to approval by the shareholders of the Company as required by Section 423 of the Code, the Plan shall take effect immediately prior to the closing of the Company’s initial public offering.  The initial Offering Period under the Plan shall commence on a date determined by the Board or the Committee

17.                               Government and Other Regulations.

(a)                                 In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

(b)                                 Securities Law.  The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

18.                               Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his interest under the Plan prior to the distribution to him of Share certificates.  Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

19.                               Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

Collegium Pharmaceutical, Inc.
780 Dedham Street, Suite 800
Canton, MA 02021
Attention:  Employee Stock Purchase Plan Committee
or any other address provided pursuant to written notice.

If to the Participant:  At the address on file with the Company from time to time, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

20.                               Successors.

The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Company.

21.                               Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22.                               Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

23.                               Applicable Law.

This Plan shall be construed in accordance with the law of the Commonwealth of Virginia, to the extent not preempted by applicable Federal law.